UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – June 1, 2005

(Date of earliest event reported)

PENN NATIONAL GAMING, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

825 Berkshire Blvd., Suite 200, Wyomissing Professional Center, Wyomissing, PA		19610
(Address of principal executive offices)		(Zip Code)

Area Code (610) 373-2400

(Registrant’s telephone number)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Non-Employee Director Compensation

On June 1, 2005, the Board of Directors of Penn National Gaming, Inc. (the “Company”) approved certain changes to the Company’s non-employee director compensation policy.  The annual retainer for directors was increased to $50,000.  In addition, members of the Audit Committee will now receive a $10,000 annual retainer and members of the Compensation Committee will receive a $5,000 annual retainer.  The Board and Committee retainers will be paid in twelve monthly installments throughout the year.  Under the revised policy, non-employee directors will no longer receive separate fees for attending meetings.  The changes to the policy, which were effective upon Board approval, were recommended to the full Board by the Compensation Committee.

The revised Non-Employee Director Compensation Policy is attached as exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description

10.1	Penn National Gaming, Inc. Non-Employee Director Compensation Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 6, 2005	Penn National Gaming, Inc.

	By:	/s/Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Penn National Gaming, Inc. Non-Employee Director Compensation Policy